UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 20, 2008

W. R. GRACE & CO.

(Exact name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953 (Commission File Number)	65-0773649 (IRS Employer Identification No.)

7500 Grace Drive Columbia, Maryland (Address of Principal Executive Offices)	21044 (Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 8.01.              Other Events

Furnished as Exhibit 100 to this report are the following materials from W. R. Grace & Co.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, originally filed with the Securities and Exchange Commission on August 8, 2007 formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Statements of Operations for the three and six months ended June 30, 2007 and 2006, (ii) Consolidated Statements of Cash Flows for the six months ended June 30, 2007 and 2006, (iii) Consolidated Balance Sheets as of June 30, 2007 and December 31, 2006, (iv) Consolidated Statements of Shareholders’ Equity (Deficit) for the three and six months ended June 30, 2007, and (v) Consolidated Statements of Comprehensive Income (Loss) for the three and six months ended June 30, 2007 and 2006.

Users of this data are advised pursuant to Rule 401 of Regulation S-T that the financial information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of W. R. Grace & Co.  The purpose of submitting these XBRL formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official filed version of the furnished documents and not rely on this information in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement, filing or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such registration statement, filing or other document.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
100.INS	XBRL Report Instance Document

100.LAB	XBRL Taxonomy Label Linkbase Document

100.SCH	XBRL Taxonomy Extension Schema Document

100.CAL	XBRL Taxonomy Calculation Linkbase Document

100.PRE	XBRL Taxonomy Presentation Linkbase Document

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

By:	/s/ ROBERT M. TAROLA
Robert M. Tarola
Senior Vice President and
Chief Financial Officer

Dated:  March 20, 2008